Exhibit 99.1

Contact:	Robert Jaffe
Robert Jaffe Co., LLC
(424) 288-4098

LANNETT ANNOUNCES RESIGNATION OF MAHENDRA DEDHIYA, PH.D.,

CHIEF OF SCIENTIFIC AFFAIRS

Philadelphia, PA — September 22, 2016 — Lannett Company, Inc. (NYSE: LCI) today announced the resignation of its chief of scientific affairs, Mahendra Dedhiya, Ph.D., effective October 21, 2016.

“Mahendra joined Lannett last year as part of our acquisition of Silarx Pharmaceuticals,” said Arthur Bedrosian, chief executive officer of Lannett.  “He intends to become a faculty member and researcher at Long Island University, where he had been teaching part time.  We thank him for his service to Lannett and wish him well.”

The company said a search is underway for a new head of research and development.

About Lannett Company, Inc.:

Lannett Company, founded in 1942, develops, manufactures, packages, markets and distributes generic pharmaceutical products for a wide range of medical indications.  For more information, visit the company’s website at www.lannett.com.

# # #